Exhibit 8.1

The particulars of the Company’s subsidiaries as at December 31, 2021 are set forth below:

		Attributable equity interests
Name of company	Jurisdiction	Direct	Indirect
Guangxi Yuchai Machinery Company Limited	People’s Republic of China (“PRC”)	—	76.4%
Guangxi Yuchai Accessories Manufacturing Company Limited	PRC	—	76.4%
Guangxi Yuchai Exhaust Technology Co., Ltd.	PRC	—	76.4%
Guangxi Yuchai Equipment Mould Company Limited	PRC	—	76.4%
Guangxi Yuchai Machinery Monopoly Development Co., Ltd.	PRC	—	54.9%
Jining Yuchai Engine Company Limited	PRC	—	76.4%
Hangzhou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Nanchang Yuchai Marketing Company Limited	PRC	—	54.9%
Xiamen Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Suzhou Yuchai Machinery Monopoly Co., Ltd.	PRC	—	54.9%
Wulumuqi Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Changchun Yuchai Marketing Company Limited	PRC	—	54.9%
Xian Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Hefei Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Shijiazhuang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Jinan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Chongqing Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Wuhan Yuchai Marketing Company Limited	PRC	—	54.9%
Guangxi Yuchai Crankshaft Co., Ltd.	PRC	—	76.4%
Guangxi Yulin Hotel Company Limited	PRC	—	76.4%
Guangxi Shang Lin Food Co., Limited	PRC	—	76.4%
Yuchai Xin-Lan New Energy Power Technology Co., Ltd.	PRC	—	76.4%
Guangxi Yuchai Marine and Genset Power Co., Ltd. (Formerly known as Guangxi Yuchai Deyou Engine Co., Ltd.)	PRC	—	76.4%
Guangxi Yuchai Deyou Engine Systems Co., Ltd.	PRC	—	76.4%
Jiangsu UniTrump Power Technology Co., Ltd.	PRC	—	76.4%
Guangzhou Tongju Commerce and Trade Company Limited	PRC	—	54.9%
Hunan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Yuchai Remanufacturing Services (Suzhou) Co., Ltd.	PRC	—	76.4%
Shanghai Yuchai Jidian Marketing Company Limited	PRC	—	54.9%
Shenyang Yuchai Marketing Company Limited	PRC	—	54.9%
Lanzhou Yuchai Marketing Company Limited	PRC	—	54.9%
Beijing Jingdu Yuchai Trade Company Limited	PRC	—	54.9%
Baotou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Taiyuan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Guiyang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Zhengzhou Yuchai Marketing Company Limited	PRC	—	54.9%
Hainan Yuchai Marketing Company Limited	PRC	—	54.9%
Harbin Yuchai Marketing Company Limited	PRC	—	54.9%
Sichuan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Vietnam Yuchai Machinery Services Co., Ltd.	Vietnam	—	54.9%
Xuzhou Yuchai Machinery Industry Development Co., Limited	PRC	—	54.9%
Yunnan Yuchai Machinery Industry Company Limited	PRC	—	54.9%
Yulin Yuchai Machinery Industry Development Co., Ltd.	PRC	—	54.9%
YC Europe Co., Limited	Hong Kong	—	57.3%
YC Europe GmbH	Germany	—	57.3%

		Attributable equity interests
Name of company	Jurisdiction	Direct	Indirect
Grace Star Services Ltd.	British Virgin Islands (“BVI”)	—	100.0%
Venture Delta Limited	BVI	—	100.0%
Hong Leong Technology Systems (BVI) Ltd.	BVI	100.0%	—
Cathay Diesel Holdings Ltd.	Cayman Islands	100.0%	—
Goldman Sachs Guangxi Holdings (BVI) Ltd.	BVI	100.0%	—
Tsang & Ong Nominees (BVI) Ltd.	BVI	100.0%	—
Youngstar Holdings Limited	BVI	100.0%	—
Earnest Assets Limited	BVI	100.0%	—
Constellation Star Holdings Limited	BVI	100.0%	—
HL Global Enterprises Limited	Singapore	—	48.9	%(1)

(1)	We consolidate HLGE as a subsidiary, as we are able to govern the financial and operating policies of HLGE. As of February 28, 2022, our shareholding interest in HLGE was 48.9%.